SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 30, 2002
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                                  HAUSER, INC.
                                  ------------
             (Exact name of registrant as specified in its charter)

          Delaware                       0-17174                 84-0926801
     ------------------              ----------------           ------------
(State or other jurisdiction         (Commission File          (IRS Employer
     of incorporation)                    Number)            Identification No.)

          20710 S. Alameda Street
           Long Beach, California                                     90810
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  (Address of principal executive offices)                           Zip Code


Registrant's telephone number, including area code: (310) 637-9566
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Item 4. Changes In Registrant's Certifying Accountant.

     On July 30, 2002, at the recommendation of the Audit Committee, the Board of Directors of Hauser, Inc. (the "Company") determined that it will no longer engage Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants.

     Arthur Andersen's reports on the financial statements for each of the fiscal years ended March 31, 2002 and March 31, 2001 contained a disclaimer of opinion and were qualified as to uncertainty, audit scope and accounting principles. Specifically, Arthur Andersen's reports on the financial statements for each of the fiscal years ended March 31, 2002 and March 31, 2001 were prepared assuming that the Company would continue as a going concern. Additionally, such financial statements did not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern. During the fiscal years ended March 31, 2002 and March 31, 2001, and in the subsequent period through the date hereof, there were no disagreements with Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the matter in connection with their report on the financial statements. Additionally, during such periods there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company requested that Arthur Andersen furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements, and, if not, stating the respects in which it does not agree. A representative of Arthur Andersen has informed the Company that Arthur Andersen no longer has the ability to furnish such letters. Accordingly, pursuant to Item 304T of Regulation S-K, no response from Arthur Andersen has been filed as an exhibit hereto.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HAUSER, INC.

Dated:  August 6, 2002                  By: /s/ Kenneth C. Cleveland
                                            ------------------------------
                                            Name:  Kenneth C. Cleveland
                                            Title: President and Chief
                                                   Executive Officer